UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2023
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis,	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On April 26, 2023, Post Holdings, Inc. (“Post”) entered into a Joinder Agreement No. 4 (the “Joinder Agreement”) by and among Post, as borrower, certain of Post’s subsidiaries, as guarantors, the institutions party to the Joinder Agreement as lenders (the “Lenders”) and Barclays Bank PLC, as the administrative agent. The Joinder Agreement provides for an incremental term loan (the “Incremental Term Loan”) of $400.0 million under Post’s Second Amended and Restated Credit Agreement, dated as of March 18, 2020 (as previously amended and as amended by the Joinder Agreement, the “Credit Agreement”). JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., Coöperatieve Rabobank, U.A., New York Branch and Wells Fargo Securities, LLC acted as joint bookrunners and joint lead arrangers for the Incremental Term Loan.
Pursuant to the Joinder Agreement, Post borrowed $400.0 million as the Incremental Term Loan on April 26, 2023. Post intends to use the proceeds of the Incremental Term Loan for general corporate and working capital purposes, including but not limited to permitted acquisitions (as defined in the Credit Agreement), repurchases of Post’s shares and debt and payment of fees, costs and expenses related thereto and to pay any fees, costs and expenses incurred in connection with the Incremental Term Loan. Interest on the Incremental Term Loan accrues, at Post’s option, at the Base Rate (as defined in the Credit Agreement) plus 1.25% per annum or the Adjusted Term SOFR Rate (as defined in the Credit Agreement) plus 2.25% per annum. Interest is payable quarterly for loans bearing interest based upon the Base Rate and either monthly or every three months (depending on the applicable interest period) for loans bearing interest based upon the Adjusted Term SOFR Rate.
The principal amount of the Incremental Term Loan is payable on April 26, 2026, the maturity date. Post may prepay the Incremental Term Loan in whole or in part, without premium or penalty (subject to reimbursement of the Lenders’ breakage costs under certain circumstances). The Joinder Agreement also contains mandatory prepayment provisions, including provisions for prepayment (a) from the net cash proceeds of certain debt incurrences; (b) of 50% of consolidated excess cash flow (as defined in the Joinder Agreement) for fiscal years beginning with the fiscal year ending September 30, 2024, which percentage will be reduced (to 25% or to 0%) if Post’s secured net leverage ratio (as defined in the Joinder Agreement) is less than or equal to specified thresholds at the end of such fiscal year and (c) from the net cash proceeds of certain asset dispositions in excess of a specified threshold to the extent that Post has not reinvested such proceeds in its business within a period of time described in the Joinder Agreement. The mandatory prepayments also are subject to certain adjustments and credits described in the Joinder Agreement.
Under the Joinder Agreement, Post must maintain, while any amount of the Incremental Term Loan is outstanding, a maximum secured net leverage ratio of not greater than 4.25:1.00 and a minimum consolidated interest coverage ratio (as defined in the Credit Agreement) of not less than 2.00:1.00, with each such financial covenant to be tested on the last day of each fiscal quarter commencing with the quarter ending June 30, 2023.
The foregoing summary of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Joinder Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Representations and warranties contained in the Joinder Agreement were made only for purposes of such agreement and as of the date specified therein; were solely for the benefit of the parties to such agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of Post and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Joinder Agreement, which subsequent information may or may not be fully reflected in public disclosures by Post.
Certain of the Lenders under the Joinder Agreement, or their affiliates, have provided, and may in the future provide, investment banking, commercial banking, broker dealer, financial advisory or other services for Post, its subsidiaries and/or its affiliates, for which they have received, or may in the future receive, customary compensation and fees and reimbursement of expenses.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Joinder Agreement No. 4, dated as of April 26, 2023, by and among Post Holdings, Inc., the Guarantors (as defined therein) party thereto, the Funding Incremental Term Loan Lenders (as defined therein) and Barclays Bank PLC, as administrative agent*

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)
* Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that Post may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2023	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

4